Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097 NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on November 4, 2010

Teradata Announces 2010 Third Quarter Results

Increases 2010 Full-Year Revenue and EPS Guidance

•	Revenue increased 15 percent from the third quarter of 2009, 15 percent in constant currency(1)

•	Operating margin of 21.7 percent, versus 20.7 percent in the third quarter of 2009

•	GAAP EPS of $0.44, versus $ 0.36 in the third quarter of 2009, a 22 percent increase

•	Non-GAAP EPS of $0.46, versus $0.40 in the third quarter of 2009(2)

•	Increasing guidance for FY revenue growth to approximately 12%, from prior 8-10% range.

•	Raising GAAP EPS guidance from $1.60 - $1.70 to $1.71 -1.74

•	Increasing non-GAAP EPS guidance from $1.69 - $1.79 to $1.80 - $1.83(2)

ATLANTA – Teradata Corporation (NYSE: TDC), the world’s largest company solely focused on data warehousing and enterprise analytics, today reported revenue of $489 million for the quarter ended September 30, 2010, an increase of 15 percent from $425 million in 2009. Overall, the company’s third quarter year-over-year revenue comparison was not impacted by currency translation, when compared to the third quarter of 2009.(1)

Gross margin in the third quarter was 57.1 percent versus 53.4 percent in the third quarter of 2009. Higher product gross margin and a more favorable mix of product revenue versus service revenue more than offset lower service gross margin in the quarter.

Teradata reported third-quarter net income under Generally Accepted Accounting Principles (GAAP) of $75 million, or $0.44 per diluted share, which compared to GAAP net income of $63 million, or $0.36 per diluted share, in the third quarter of 2009. Non-GAAP net income per diluted share (EPS), which excludes non-cash, stock-based compensation expense and an impairment charge in the third quarter of 2009, was $0.46 in the third quarter of 2010, versus $0.40 in the third quarter of 2009.(2)

“Teradata delivered another strong quarter in terms of revenue and operating income growth, and we’ve raised our guidance for the full year,” said Mike Koehler, president and chief executive officer of Teradata Corporation.

“Our increased investments in market coverage, research and development, and our data warehouse platform family over the past couple of years - have allowed Teradata to go broader and deeper into the market to help fuel growth.

“In addition, the explosion of new and big data, and the need to integrate it with traditional data for best-in-class analytics, will benefit Teradata and our customers going forward.”

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

Americas

Teradata generated $292 million of revenue in its Americas region in the third quarter of 2010, up 18 percent from $247 million in the third quarter of 2009. The year-over-year revenue comparison for the Americas region was not materially impacted by currency translation.(1)

Gross margin in the Americas region in the third quarter of 2010 improved to 61.6 percent, compared to 55.9 percent in the third quarter of 2009. Gross margin in the quarter improved largely due to higher product gross margin, as well as a higher mix of product revenue versus services revenue, compared to the prior-year period.

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the third quarter of 2010 was $109 million, the same as reported in the third quarter of 2009. Currency translation negatively impacted the revenue comparison in the EMEA region by 7 percentage points.(1)

Gross margin in the EMEA region in the third quarter of 2010 was 51.4 percent, down from 53.2 percent in the third quarter of 2009, due to lower services margins, which were offset somewhat by higher product margins.

Asia Pacific / Japan (APJ)

Teradata generated $88 million of revenue in its APJ region in the third quarter of 2010, a 28 percent increase from $69 million in the third quarter of 2009. The revenue comparison in the APJ region was benefited by 9 percentage points from currency translation.(1)

Gross margin in the APJ region in the third quarter of 2010 was 48.9 percent, up from 44.9 percent in the third quarter of 2009. The increase was driven by higher product margins and a greater proportion of product revenue (compared to services revenue), offset in part by lower consulting services margins.

Operating Income

Third-quarter operating income of $106 million improved from $88 million reported in the third quarter of 2009. The increase in operating income was largely due to revenue growth, particularly product revenue, and improved product margins, offset by lower service margins as well as higher research and development and selling expenses.

Operating margin in the third quarter of 2010 was 21.7 percent, versus 20.7 percent in the third quarter of 2009.

Other Items

The effective income tax rate in the third quarter of 2010 was 29 percent, which compared to a 25 percent tax rate in the prior-year period, driven by an overall proportional increase in U.S. pre-tax earnings.

Teradata expects a higher proportion of its pre-tax income will be generated in the United States in 2010 as compared to 2009; as a result, we are anticipating the full-year effective tax rate to be approximately 27%. If the U.S. Federal Research & Development Tax Credit is not retroactively reinstated by Congress before year end, Teradata’s full-year effective tax rate for 2010 would increase to approximately 28%.

Cash Flow

During the third quarter of 2010, Teradata generated $65 million of cash from operating activities, compared to $96 million in the prior-year period. Capital expenditures in the third quarter were $18 million compared to $21 million in the third quarter of 2009. Teradata generated $47 million of free cash flow (cash from operations less capital expenditures for property and equipment and additions to capitalized software) in the third quarter of 2010, versus generating $75 million in the same period in 2009. (3) In comparison to the prior-year period, the decrease in cash provided by operating activities was principally due to an increase in receivables, in large part due to higher revenue and timing of transactions in the third quarter of 2010.

During the first nine months of 2010, Teradata generated $265 million of cash from operating activities, compared to $364 million in the prior-year period. Capital expenditures in the first nine months of 2010 were $62 million, compared to $61 million in the same period in 2009. During the first three quarters of 2010, Teradata generated $203 million of free cash flow, versus $303 million in the same period in 2009.

	For the Periods Ended September 30 (in millions)
	Three Months		Nine Months
	2010	2009	2010	2009
Net Income (GAAP)	$75	$63	$216	$170

Cash provided by operating activities (GAAP)	$65	$96	$265	$364
Less capital expenditures for:
Expenditures for property and equipment	(8)	(5)	(25)	(18)
Additions to capitalized software	(10)	(16)	(37)	(43)

Total capital expenditures	(18)	(21)	(62)	(61)

Free Cash Flow (non-GAAP measure) (3)	$47	$75	$203	$303

Balance Sheet

Teradata ended the third quarter of 2010 with $741 million in cash and short-term investments, a $17 million increase from June 30, 2010. During the quarter Teradata used approximately $29 million for technology investments and $17 million to repurchase approximately 559,000 shares of its stock. Although Teradata has $300 million of funds available through a pre-arranged credit facility, there was no short- or long-term debt outstanding as of September 30, 2010.

2010 Outlook

Teradata is increasing its guidance for full-year 2010 revenue growth to approximately 12 percent from its prior guidance for the “high-end” of the 8-10 percent range. Currency is expected to benefit the full-year, year-over-year revenue comparison by approximately 1 percent.

GAAP EPS for 2010 is now expected to be in the $1.71 to $1.74 range, up from the prior range of $1.60 to $1.70. Excluding non-cash, stock-based compensation expense for the year, non-GAAP EPS is now expected to be in the $1.80 to $1.83 range, an increase from the prior non-GAAP EPS range of $1.69 to $1.79.(2)

2010 Third-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (EST) to discuss the company’s third-quarter 2010 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site www.teradata.com/investor.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence and achieving enterprise agility through its database software, enterprise data warehousing, data warehouse appliances, consulting, and enterprise analytics. Visit Teradata on the web at www.teradata.com.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates. See the foreign currency schedule on the Investor Relations page of the company’s web site www.teradata.com/investor.

	For the Periods Ended September 30 (in millions)
	Three Months				Nine Months
	2010	2009	% Chg As Rept’d	% Chg CC	2010	2009	% Chg As Rept’d	% Chg CC
Revenue

Products (software/hardware)	$243	$191	27%	28%	$666	$533	25%	24%

Consulting services	131	124	6%	6%	380	357	6%	5%
Maintenance services	115	110	5%	4%	342	323	6%	4%

Total services	246	234	5%	5%	722	680	6%	4%

Total revenue	$489	$425	15%	15%	$1,388	$1,213	14%	13%

	2010	2009	% Chg As Rept’d	% Chg CC	2010	2009	% Chg As Rept’d	% Chg CC
By segment/region
Americas region	$292	$247	18%	18%	$825	$681	21%	20%
EMEA region	109	109	0%	7%	323	324	0%	2%
APJ region	88	69	28%	19%	240	208	15%	7%

Total revenue	$489	$425	15%	15%	$1,388	$1,213	14%	13%

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as free cash flow and non-GAAP EPS which excludes certain items) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following table reconciles Teradata’s actual and projected earnings per diluted share, or EPS, under GAAP to the company’s actual and projected non-GAAP EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures such as EPS excluding certain items, internally, to understand, manage and evaluate our business and make operating decisions. The company believes such non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and are useful for period-over-period comparisons of such operations and results. The company also believes this information is useful for investors because it can provide consistency and comparability with past reports and projections of future results.

	Q3 2010	Q3 2009	2010 Guidance
Reconciliation of GAAP to Non-GAAP Measures:

Diluted Earnings Per Share (GAAP)	$0.44	$0.36	$1.71 - $1.74
Excluding:
Stock-based compensation expense	$0.02	$0.02	$0.09
Impairment charge		$0.02

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.46	$0.40	$1.80 - $1.83

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation or as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the enterprise data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended September 30
	Three Months			Nine Months
	2010	2009	% Chg	2010	2009	% Chg
Revenue

Products	$243	$191	27%	$666	$533	25%
Services	246	234	5%	722	680	6%

Total revenue	489	425	15%	1,388	1,213	14%

Product gross margin	171	119		451	341
% of Revenue	70.4%	62.3%		67.7%	64.0%
Services gross margin	108	108		332	319
% of Revenue	43.9%	46.2%		46.0%	46.9%

Total gross margin	279	227		783	660
% of Revenue	57.1%	53.4%		56.4%	54.4%

Selling, general and administrative expenses	133	113		377	345
Research and development expenses	40	26		108	83

Income from operations	106	88		298	232
% of Revenue	21.7%	20.7%		21.5%	19.1%

Other expense, net	—	(4)		—	(4)

Income before income taxes	106	84		298	228
% of Revenue	21.7%	19.8%		21.5%	18.8%

Income tax expense	31	21		82	58

% Tax rate	29%	25%		28%	25%

Net income	$75	$63		$216	$170

% of Revenue	15.3%	14.8%		15.6%	14.0%

Net income per common share
Basic	$0.45	$0.37		$1.29	$0.99
Diluted	$0.44	$0.36		$1.27	$0.98

Weighted average common shares outstanding
Basic	167.2	171.7		167.3	172.4
Diluted	170.1	174.1		170.1	174.1

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009
Assets

Current assets
Cash and cash equivalents	$741	$724	$661	$704
Accounts receivable, net	411	381	387	326
Inventories	65	46	47	46
Other current assets	55	57	57	71

Total current assets	1,272	1,208	1,152	1,147

Property and equipment, net	103	101	95	90
Capitalized software, net	114	113	102	97
Goodwill	136	135	109	110
Deferred income taxes	69	74	84	81
Other assets	61	31	27	14

Total assets	$1,755	$1,662	$1,569	$1,539

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$88	$82	$102	$81
Payroll and benefits liabilities	124	94	109	96
Deferred revenue	265	307	256	265
Other current liabilities	73	60	76	71

Total current liabilities	550	543	543	513

Pension and other postemployment plan liabilities	85	79	83	82
Other liabilities	36	34	33	29

Total liabilities	671	656	659	624

Stockholders’ equity
Preferred stock	—	—	—	—
Common stock	2	2	2	2
Paid-in capital	663	646	622	606
Treasury Stock	(399)	(382)	(311)	(210)
Retained earnings	800	725	583	499
Accumulated other comprehensive income	18	15	14	18

Total stockholders’ equity	1,084	1,006	910	915

Total liabilities and stockholders’ equity	$1,755	$1,662	$1,569	$1,539

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended September 30
	Three Months		Nine Months
	2010	2009	2010	2009
Operating activities
Net income	$75	$63	$216	$170

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15	19	43	46
Stock-based compensation expense	7	6	18	17
Excess tax benefit from stock-based compensation	(1)	(1)	(3)	(2)
Deferred income taxes	5	7	16	23
Impairment on equity investment	—	5	—	5
Changes in assets and liabilities:
Receivables	(29)	16	(24)	121
Inventories	(17)	(1)	(18)	(1)
Current payables and accrued expenses	36	17	(7)	(16)
Deferred revenue	(41)	(35)	11	7
Other assets and liabilities	15	—	13	(6)

Net cash provided by operating activities	65	96	265	364

Investing activities
Proceeds from sales and maturities of short-term investments	—	—	—	65
Purchases of short-term investments	—	—	—	(25)
Expenditures for property and equipment	(8)	(5)	(25)	(18)
Additions to capitalized software	(10)	(16)	(37)	(43)
Other investing activities and business acquisitions, net	(29)	—	(61)	6

Net cash used in investing activities	(47)	(21)	(123)	(15)

Financing activities
Repurchases of common stock	(17)	(21)	(88)	(71)
Excess tax benefit from stock-based compensation	1	1	3	2
Other financing activities, net	9	6	21	14

Net cash used in financing activities	(7)	(14)	(64)	(55)

Effect of exchange rate changes on cash and cash equivalents	6	5	2	8

Increase in cash and cash equivalents	17	66	80	302
Cash and cash equivalents at beginning of period	724	638	661	402

Cash and cash equivalents at end of period	$741	$704	$741	$704

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended September 30
	Three Months				Nine Months
	2010	2009	% Change As Reported	% Change Constant Currency	2010	2009	% Change As Reported	% Change Constant Currency
Revenue

Americas	$292	$247	18%	18%	$825	$681	21%	20%
EMEA	109	109	0%	7%	323	324	0%	2%
APJ	88	69	28%	19%	240	208	15%	7%

Total revenue	489	425	15%	15%	1,388	1,213	14%	13%

Segment gross margin

Americas	180	138			497	388
% of Revenue	61.6%	55.9%			60.2%	57.0%
EMEA	56	58			170	175
% of Revenue	51.4%	53.2%			52.6%	54.0%
APJ	43	31			116	97
% of Revenue	48.9%	44.9%			48.3%	46.6%

Total gross margin	279	227			783	660
% of Revenue	57.1%	53.4%			56.4%	54.4%
Selling, general and administrative expenses	133	113			377	345
Research and development expenses	40	26			108	83

Income from operations	$106	$88			$298	$232

% of Revenue	21.7%	20.7%			21.5%	19.1%